UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2024

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1511 Maplewood Drive, Itasca, IL
(Address of Principal Executive Offices)

60143
(Zip Code)
Registrant's telephone number, including area code: (630) 250-5100
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2024, the Board of Directors (the "Board") of Knowles Corporation (the "Company") elected Laura Angelini as a new director. Ms. Angelini will hold office as a director on the Board until the Company's next annual meeting of shareholders and until her successor is duly elected and qualified or until her earlier resignation or removal. Ms. Angelini was appointed to serve on the Compensation Committee of the Board.

Ms. Angelini has 30 years of experience in the medical device and healthcare industry. She most recently served as General Manager of the Renal Care Global Business Unit at Baxter International Inc., from 2016 to 2021. Prior to that, Ms. Angelini served in various roles at Johnson & Johnson from 1991 to 2016, including as President of North America and Global Franchise Development of Vision Care from 2013 to 2016, Vice-President of Global Strategic Marketing of Ethicon from 2012 to 2013, and Vice President of Medical Devices & Diagnostics of Eastern Europe from 2010 to 2011. Ms. Angelini currently serves as a member of the board of directors of DCC plc, and Identiv, Inc. and as a member of the board of trustees of Jacksonville University.

The Board has determined that Ms. Angelini meets the standards of independence under the Company's Standards for Director Independence, as well as applicable corporate governance listing standards of the New York Stock Exchange.
There is no arrangement or understanding between Ms. Angelini and any other person pursuant to which she was selected as a director. Ms. Angelini does not have a direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K.

Ms. Angelini will receive compensation for her service on the Board in accordance with the Company's standard compensation arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the heading "Directors' Compensation" in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 15, 2024. This compensation has generally consisted of (i) an annual retainer of $235,000, payable $65,000 in cash and $170,000 in restricted stock units that vest on the first anniversary of the grant, (ii) an additional annual retainer of $8,000 for service on the Compensation Committee, and (iii) a one-time grant upon election to the Board of $170,000 in restricted stock units that vest on the third anniversary of the grant. Ms. Angelini's initial annual retainer for service as a non-employee director and for service as a member of the Compensation Committee will be prorated to reflect the time she serves on the Board during her first year of service.

Item 7.01. Regulation FD.

A copy of the press release issued by the Company on December 9, 2024, which announces the election of Ms. Angelini to the Board, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:
Exhibit Number
99.1	Press Release of Knowles Corporation dated December 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: December 9, 2024	By: /s/ Robert J. Perna
Robert J. Perna
Senior Vice President, General Counsel & Secretary